Exhibit 10.1
Agreement 08-0155

COMMERCIAL LICENSE AND OPTION AGREEMENT

This Agreement is made effective the 3rd day of January 2008 (“Effective Date”), by and between the Wisconsin Alumni Research Foundation (hereinafter called “WARF”), a nonprofit Wisconsin corporation, and BioTime, Inc. (hereinafter called “Licensee”), a corporation organized and existing under the laws of California.

WHEREAS, WARF owns or holds certain intellectual property rights to the inventions described in the Licensed Patents defined below;

WHEREAS, WARF has granted to Geron Corporation (“Geron”) an exclusive license under the Licensed Patents in certain fields covering Therapeutic Products and Diagnostic Products, as well as a non-exclusive license for Research Products (all defined below), which may prohibit WARF from granting Licensee any rights outside those granted in this Agreement; and

WHEREAS, Licensee desires to obtain a license under the Licensed Patents and certain Licensed Materials (defined below) to make, use and sell Products, and WARF is willing to grant to Licensee such a license under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1.                Definitions.

For the purposes of this Agreement, the Appendix A definitions shall apply.

Section 2.               Grant.

A.            License.

(i)            WARF hereby grants Licensee a world-wide, nonexclusive license under the Licensed Patents to make, use and receive Licensed Materials for use in Internal Research.

(ii)           WARF hereby grants Licensee a world-wide, nonexclusive license under the Licensed Patents and the Licensed Materials to make, use and sell Products in the Licensed Field.

B.            Limited Sublicenses.

(i)            WARF hereby grants Licensee the right to transfer, as applicable, Licensed Materials and Derivative Materials to Collaborators, Development Partners, Contract Service Providers, subsidiaries, and Affiliates and to receive and use Licensed Materials and Derivative Materials from its Collaborators, Development Partners, Contract Service Providers, subsidiaries, and Affiliates, in each case only to conduct research to develop and commercialize Products on behalf of or cooperatively with Licensee. Licensee may grant only written sublicenses only to Collaborators, Development Partners, Contract Service Providers, subsidiaries and Affiliates as follows:

(a)  Such a sublicense may be granted, in the case of a Collaborator, to enable the Collaborator to engage in a project of collaborative research with Licensee on Licensed Materials and Derivative Materials and/or the development of Products. Such a sublicense may include a license to make or use the Licensed Materials, Derivative Materials, or Products solely for the purpose of the project, but not to sell or transfer any of them to any party other than to Licensee.

(b)   Such a sublicense may be granted, in the case of a Contract Service Provider, to enable the Contract Service Provider to perform specific services in support of Licensee’s sale or distribution of Products (e.g. testing, contract manufacturing, distribution), under a written contract with Licensee, at Licensee’s expense, and pursuant to protocols or specifications developed or approved by Licensee.  Such a sublicense may include a license to make or use the Licensed Materials and Derivative Materials solely for the purpose of providing such services, or to sell Products as Licensee’s agent or authorized distributor, but not to sell or transfer any of them for any other purpose.

(c)    Such a sublicense may be granted, in the case of a Development Partner, to enable the Development Partner to collaboratively research, develop, manufacture, market, or perform other activities necessary for the commercialization of Products with Licensee, pursuant to a collaborative agreement. Such a sublicense may include a license to make or use the Licensed Materials, Derivative Materials, or Products, and to make, have made, use, sell, offer for sale or import Products.

 (ii)           Unless otherwise agreed to in writing by WARF, any sublicense agreement entered into under this Section 2B shall terminate upon the termination of this Agreement, and each sublicense shall so state. Licensee shall require that its sublicensee(s) comply with all relevant requirements of this Agreement (including without limitation restrictions on the right to use and transfer Licensed Materials) and Licensee shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of Licensee. Licensee shall provide to WARF, in confidence, a summary of any sublicense agreement with a Collaborator, Development Partner or a Contract Service Provider, under this Section 2B within thirty (30) days after execution of such sublicense agreement.

C.            Restrictions and Limitations.

Licensee acknowledges and agrees that the licenses granted under this Agreement do not provide any right or license to:  (i)  grant any sublicenses under this Agreement to any third parties other than as permitted by Section 2B, (ii) use the inventions of the Licensed Patents, Licensed Materials or any Derivative Materials in the manufacture or distribution of Products in fields outside of the Licensed Field for any commercial purpose or in human clinical trials, or (iii) make, have made, use, sell, offer for sale, import or otherwise transfer any Licensed Materials to third parties, except to Affiliates of Licensee, without the express written consent of WARF.

D.            License to WARF.

Licensee hereby grants to WARF a nonexclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses to the University of Wisconsin, the WiCell Research Institute and the Morgridge Institute for Research, to practice and use Developments for Non-Commercial Research Purposes, if WARF does not otherwise have rights to or in such Developments.

E.            Option to a License.

(i)            WARF hereby grants to Licensee an option, for the period of time during which this Agreement is in effect, to negotiate a commercial license under the Licensed Patents to make, use and sell Therapeutic Products in the Option Field and Option Territory. Said option shall terminate simultaneously with the termination of this Agreement.

(ii)            In order to exercise the option granted hereunder, Licensee must, prior to the termination of the option, both notify WARF in writing that it is exercising its rights and provide to WARF an acceptable development plan similar in scope to that outlined on Appendix E.

(iii)           Upon WARF’s receipt of notice and a development plan reasonably acceptable to WARF, WARF and Licensee shall enter into good faith negotiations regarding the terms of a license.  WARF and Licensee shall have ninety (90) days from the date that WARF receives notice pursuant to Section 2E(ii) to negotiate such a license.  If WARF and Licensee fail to enter a license within such time period, the option granted in this Section 2E shall terminate, unless extended by a written agreement signed by both parties.  The terms of the license shall include, without limitation, a license fee, royalties, patent reimbursement fees and other commercially reasonable terms as negotiated by the parties, and shall be substantially the same in format as those generally used in WARF’s agreements with companies concerning similar technology.

Section 3.               Reporting.

A.            Licensee shall diligently develop, manufacture, market and sell Products in the Licensed Field throughout the term of this Agreement. Such activities shall include, without limitation, those activities listed in the Development Plan attached hereto as Appendix E. Licensee agrees that said Development Plan is reasonable and that it shall take all reasonable steps to meet the development program as set forth therein.

B.            Beginning in January 2008 and until the date of first commercial sale, Licensee shall provide WARF with a written Development Report similar in scope to the form attached as Appendix D, summarizing Licensee’s development activities since the last Development Report and any necessary adjustments to the Development Plan.  Licensee agrees to provide each Development Report to WARF on or before thirty (30) days from the end of each semi-annual period ending June 30 and December 31 for which a report is due, and shall set forth in each Development Report sufficient detail to enable WARF to ascertain Licensee’s progress toward the requirements of the Development Plan. WARF reserves the right to audit Licensee’s records relating to the development activities required hereunder.  Such record keeping and audit procedures shall be subject to the procedures and restrictions set forth in Section 6 for auditing the financial records of Licensee.

C.            Licensee acknowledges that any failure by Licensee to reasonably implement the Development Plan, or to make timely submission to WARF of any Development Report, or the providing of any false information to WARF regarding Licensee’s development activities hereunder, shall be a material breach of the terms of this Agreement, subject to the right to cure under Section 7.

Section 4.               Consideration.

A.            License and Maintenance Fees.

Licensee agrees to pay to WARF a license fee of $225,000 due and payable as follows:  the first installment of $10,000 shall be due within thirty (30) days of the Effective Date of this Agreement, and the remaining $215,000 shall be due on the earlier of: (i) thirty (30) days after Licensee raises $5,000,000 or more of new equity financing or (ii) the first anniversary of the Effective Date of this Agreement.  A maintenance fee of $25,000 shall be due annually on each anniversary of the Effective Date of this Agreement beginning on the first anniversary and continuing thereafter for the term of this Agreement.

B.            Royalty.

(i)            In addition to the Section 4A license and maintenance fees, Licensee agrees to pay to WARF as “earned royalties” a royalty calculated as a percentage of the Net Selling Price of Research Products in accordance with the terms and conditions of this Agreement.  The royalty is deemed earned as of the earlier of the date the Research Product is actually sold or otherwise performed for consideration, the date an invoice is sent by Licensee, or the date a Research Product is transferred to a third party for any promotional reasons. The royalty shall remain fixed while this Agreement is in effect at a rate of four percent (4%) of the Net Selling Price of Research Products.

(ii)            Licensee also agrees to pay to WARF as “earned royalties” a royalty calculated as a percentage of the Net Selling Price of Related Products in accordance with the terms and conditions of this Agreement.  The royalty is deemed earned as of the earlier of the date the Related Product is actually sold or otherwise performed for consideration, the date an invoice is sent by Licensee, or the date a Related Product is transferred to a third party for any promotional reasons.  The royalty shall remain fixed while this Agreement is in effect at a rate of two percent (2%) of the Net Selling Price of Related Products.

(iii)           If Licensee grants any sublicenses under Section 2B of this Agreement to a sublicensee that markets, distributes, or sells Products, WARF shall receive a royalty in amount of four percent (4%) of the Net Selling Price of Research Products, and two percent (2%) of the Net Selling Price of Related Products sold by the sublicensee under such sublicense.

(iv)           If Licensee or any permitted sublicensee is required to make payments to an unaffiliated third party for a license or similar right to such third party’s patents, in the absence of which right or license Licensee or any permitted sublicensee could not legally make, use or sell Research Products, or Related Products, then the royalty payable under this Section 4B shall be reduced by one-quarter of one percent (0.25%) for each additional one-half percent (0.5%) of royalties payable to such third parties on that Product; provided, however, that the adjusted royalty rate to WARF will be no less than fifty percent (50%) of the applicable royalty rate payable to WARF under this Agreement for such Research Products or Related Products.

(v)           In the event that the sale, lease, or other transfer by Licensee of Research Products or Related Products under this Agreement also requires payment to WARF of royalties under any other agreement between WARF and Licensee, the cumulative earned royalties owed to WARF for that Product under all such agreements shall not exceed the single highest royalty as set forth in those agreements. Licensee shall pay to WARF royalties under all such agreements individually and on a pro rata basis.  (For example, if Licensee owes to WARF a one and one-half percent (1.5%) earned royalty under this Agreement and a three percent (3%) earned royalty under a separate agreement, the cumulative royalties owed to WARF shall be three percent (3%), but shall be paid proportionately under each agreement in payments of one percent (1%) under this Agreement and two percent (2%) on the other.)

C.            Patent Fees and Costs.

Licensee also agrees to pay to WARF $25,000 toward reimbursement of the costs associated with preparing, filing and maintaining the Licensed Patents, which shall be due and payable as follows:  the first installment of $5,000 shall be due within thirty (30) days of the Effective Date of this Agreement, and the remaining $20,000 shall be due on the earlier of (i) thirty (30) days after Licensee raises $5,000,000 or more of new equity financing or (ii) the first anniversary of the Effective Date of this Agreement.

D.            Accounting; Payments.

(i)            Amounts owing to WARF under Section 4B of this Agreement shall be paid on a quarterly basis, with such amounts due and received by WARF on or before the forty-fifth (45th) day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned.  The balance of any amounts which remain unpaid more than thirty (30) days after they are due to WARF shall accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum amount allowed under applicable law.  However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

(ii)            Except as otherwise directed, all amounts owing to WARF under this Agreement shall be paid in U.S. dollars. All royalties owing with respect to Net Selling Prices stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment. WARF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on WARF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to WARF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Licensee.

(iii)           A full accounting showing how any amounts owing to WARF under Section 4B have been calculated shall be submitted to WARF on the date of each such payment. Such accounting shall be on a per-country and Product line, model or tradename basis and shall be summarized on the form shown in Appendix C of this Agreement. In the event no payment is owed to WARF, a statement setting forth that fact shall be supplied to WARF.

Section 5.                Certain Warranties.

A.            WARF warrants that it has the right to grant the licenses granted to Licensee in this Agreement. Nothing in this Agreement shall, however, be construed as: (i) a warranty or representation by WARF or Licensee as to the validity or scope of any of the Licensed Patents; (ii) a warranty or representation that anything made, used or transferred under the license granted in this Agreement will or will not infringe patents of third parties; (iii) an obligation to furnish any assistance, or know-how not provided in the Licensed Patents or any materials or services other than those specified in this Agreement; or (iv) an obligation to file any patent application or secure or maintain any patent right.

B.            WARF AND ITS LICENSORS MAKE NO REPRESENTATIONS, EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUME NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE MERCHANTIBILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE NON-INFRINGEMENT OR USE OF ANY SERVICE UNDER THIS AGREEMENT.

C.            TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL WARF, WICELL, OR THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS AND EMPLOYEES (INCLUDING WITHOUT LIMITATION ANY INVENTORS OF THE LICENSED PATENTS) BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

Section 6.               Recordkeeping.

A.            Licensee shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s accounting referred to above, including without limitation inventory, purchase and invoice records relating to any Products sold under this Agreement.  In addition, Licensee shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s Development Reports.  Such documentation may include, but is not limited to, invoices for studies, laboratory notebooks, internal job cost records, and filings made to the Internal Revenue Department to obtain tax credit, if available, for research and development.  All such books and records shall be preserved for a period not less than six (6) years after they are created during and after the term of this Agreement.

B.            Licensee shall take all steps reasonably necessary so that WARF may, within thirty (30) days of its request, review Licensee’s books and records to allow WARF to verify the accuracy of Licensee’s Development Reports and the payments made to WARF.  Such review will be performed no more than annual and by an attorney or registered CPA and scientific expert designated by WARF and mutually agreeable to Licensee, at WARF’s expense upon reasonable notice and during regular business hours.

C.            If a royalty payment deficiency is determined, Licensee shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 4D(i). If a royalty payment deficiency for a calendar year exceeds the lesser of five percent (5%) of the royalties paid for that year or $50,000, then Licensee shall be responsible for paying WARF’s out-of-pocket expenses incurred with respect to such review.

Section 7.               Term and Termination.

A.            The term of this license shall begin on the Effective Date and continue until the expiration of the last to expire Licensed Patents, unless otherwise earlier terminated as provided herein.

B.            Licensee may terminate this Agreement at any time by giving at least ninety (90) days written and unambiguous notice of such termination to WARF.

C.            If Licensee at any time defaults in the timely payment of any monies due to WARF, or the timely submission to WARF of any report, or commits any breach of any other covenant herein contained, and Licensee fails to remedy any such breach or default within ninety (90) days after written notice thereof by WARF, or if Licensee commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within sixty (60) days, or offers any component of the Licensed Patents or Licensed Materials to its creditors, WARF may, at its option, terminate this Agreement by giving notice of termination to Licensee.

D.            Upon termination of this Agreement, the licenses granted herein shall immediately terminate. In the event of termination under Section 7B or 7C above, Licensee shall have ninety (90) days to cease all activities involving the use of the Licensed Materials and any Derivative Materials for any purpose, and shall destroy all Licensed Materials and Derivative Materials in its possession. Licensee shall remain obligated to pay any maintenance fees prorated as of the date of termination by the number of days elapsed in the applicable calendar year, as well as any yet unpaid License Fees described in Section 4A and Patent Fees and Costs described in Section 4C.

E.            The confidentiality obligations of Section 13 below shall survive any termination of this Agreement. Licensee acknowledges and agrees that damages may not be an adequate remedy in the event of a breach of this Agreement by Licensee. Licensee therefore agrees that WARF and/or WARF shall be entitled to seek immediate and permanent injunctive relief from a court of competent jurisdiction in addition to any other rights or remedies otherwise available to WARF and/or WARF.

Section 8.               Assignability; Change of Control.

Licensee may not assign or transfer this Agreement, nor any of the rights granted herein, except pursuant to a Change of Control Event, without the prior written consent of WARF.  Licensee shall notify WARF in writing promptly in the event of any Change of Control Event and, with respect to a transfer to any non-Affiliate pay to WARF a fee of $300,000 to allow the transfer of the license granted herein to that non-Affiliate to whom control has been transferred.

Section 9.               Contest of Validity.

In the event Licensee contests the validity of any Licensed Patent, Licensee shall continue to pay all amounts owed under this Agreement with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

Section 10.             Enforcement.

WARF intends to protect the Licensed Patents against infringers, or otherwise act to eliminate infringement when, in WARF's sole judgment and discretion, such action may be reasonably necessary, proper and justified.  In the event that Licensee believes there is infringement of any Licensed Patents, Licensee shall provide WARF with notification and reasonable evidence of such infringement.  If WARF takes action to remedy the infringement, Licensee agrees to provide reasonable assistance to WARF as requested by WARF and at WARF’s expense.

Section 11.             Indemnification and Insurance.

A.            Licensee shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold WARF, WiCell, the University of Wisconsin (the “University”), and their respective trustees, directors, officers, shareholders and employees (including without limitation any inventors of the Licensed Patents) (each, an “Indemnitee”) harmless against all liabilities, demands, damages, settlements, suits, claims, proceedings, costs and expenses, including legal expenses and reasonable attorneys fees, arising out of or relating to the death of or injury to any person or persons or any damage to property, due to the use of the Licensed Materials or any Derivative Materials or Developments or the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of Licensee hereunder.  WARF at all times reserves the right to select and retain counsel of its own to defend WARF’s interests in any such proceeding.

B.            Licensee warrants that it now maintains and will continue to maintain liability insurance coverage reasonably appropriate to the risk involved in using and marketing the Licensed Materials, any Derivative Materials, and Products under this Agreement, and that such insurance coverage is sufficient to cover WARF and the inventors of the Licensed Patents and Licensed Materials as additional insureds. Within ninety (90) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Licensee will present evidence to WARF that such coverage is being maintained. In addition, Licensee shall provide WARF with notice of any change in or cancellation of the insurance coverage.

 Section 12.             Use of Names.

Neither party shall use the other’s name, the name of any inventor of the Licensed Patents, or the name of WARF, WiCell or the University in any other form of publicity without the prior written approval of the entity or person whose name is being used, except where a disclosure is required by any applicable law or regulation or the rules of any securities exchange or electronic securities trading system.  Notwithstanding the foregoing, both parties shall have the right to disclose the fact that WARF has entered into this Agreement with Licensee.

Section 13.              Confidentiality.

Both parties agree to keep any information identified as confidential by the disclosing party, confidential using methods at least as stringent as each party uses to protect its own confidential information.  Confidential information shall include, without limitation, any information provided to WARF under Section 3 and Section 4B or 4D, until such information is publicly disclosed by Licensee.  The confidentiality and use obligations set forth above apply to all or any part of information disclosed hereunder except to the extent that:

(i)             Licensee or WARF can show by written record that they possessed the information prior to its receipt from the other party;

(ii)            the information was already available to the public or became so through no fault of Licensee or WARF;

(iii)           the information is subsequently disclosed to Licensee or WARF by a third party that has the right to disclose it free of any obligations of confidentiality; or

(iv)           five (5) years have elapsed from the expiration of this Agreement.

Licensee acknowledges and agrees that nothing contained in this Section 13 shall be construed to limit or preclude WARF from negotiating or entering into any agreements with third parties under terms and conditions similar to that set forth in this Agreement.

Section 14.              United States Government Interests.

It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. § 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of the Licensed Patents for governmental purposes.  Any license granted to Licensee in this Agreement shall be subject to such right.

Section 15.              Miscellaneous.

A.            This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Wisconsin, without reference to its conflicts of laws principles.

B.             The parties hereto are independent contractors and not joint venturers or partners.

C.             If the enforcement of any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.

D.            WARF and Licensee have each been represented by counsel who participated in the preparation of this Agreement. This Agreement reflects a negotiated compromise between the parties. Neither party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter of this Agreement. The Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

E.            This Agreement is not intended to be for the benefit of and shall not be enforceable by any third party. Nothing in this Agreement, express or implied, is intended to or shall confer on any third party any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

Section 16.              Notices.

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

(a)           WARF Research Institute, Inc.
Attn:  Director of Licensing
614 Walnut Street
Madison, Wisconsin 53726

(b)           BioTime, Inc.
6121 Hollis Street
Emeryville, California 94608

Section 17.             Integration.

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 17, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement.  Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

Section 18.             Authority.

The persons signing on behalf of WARF and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

   WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	s/Craig J. Christianson	Date: December 31, 2007
Craig J. Christianson, Director of Licensing

   BIOTIME, INC.

By:	s/Michael D. West	Date: :December 14, 2007
Chief Executive Officer
(insert name) Michael West

WARF Ref.:  Thomson – P96014US

APPENDIX A

A.            “Affiliate” and “Affiliates” shall refer to and mean any entity controlled by or under common control of Licensee.  As used herein, “control” shall refer to and mean ownership of greater than fifty percent (>50%) or more of the outstanding voting equity of an entity.

B.            “Change of Control Event” shall mean (i) the sale or disposition of all or substantially all the assets of the Company or its direct or indirect parent corporation; (ii) the reorganization, merger, consolidation, or similar transaction involving the Company or its direct or indirect parent corporation which results in the voting securities of such entity outstanding immediately prior to that transaction ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such transaction; (iii) the acquisition in one or more related transactions by any “person”, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any of such person's “affiliates” or “associates”, as such terms are used in the Exchange Act, of 40% or more of the outstanding shares of the voting capital stock of the Company or its direct or indirect parent corporation (excluding any employee benefit plan or related trust sponsored or maintained by that entity); or (iv) any event or series of related events in which the individuals who are the directors of the Company or its direct or indirect parent corporation as of the effective date of this Agreement (“Incumbent Directors”) cease for any reason to constitute at least fifty percent (50%) of the board of directors of that entity; provided, however, that if any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Directors or by a nominating committee the majority of whom are Incumbent Directors, such new director shall be considered an Incumbent Director.

C.            “Collaborator” shall mean a person or organization with which Licensee enters into a written agreement for a specific project or projects to be directed by Licensee involving research on and/or development of Products.

D.            “Contract Service Provider” shall mean a third party person or organization with which Licensee enters into a written contract for the provision of specific services (e.g., testing, contract manufacturing, distribution, etc. to Licensee) in support of Licensee’s sale or distribution of Products.

E.            “Derivative Materials” shall refer to and mean any compositions or materials derived from the use of the Licensed Materials, or produced by the use of the Licensed Materials, or which incorporate wholly or partially the Licensed Materials, including without limitation, fully or partially differentiated cells or cell lines derived from the Licensed Materials.

F.            “Development Partner” shall mean a person or organization with which Licensee enters into a specific written collaborative agreement for research and development, manufacturing, marketing, or other activities necessary for the commercialization of Products.

G.            “Development” and “Developments” shall mean Derivative Materials, and any inventions, discoveries or developments, patentable or not, that are conceived, reduced to practice, discovered, tested or developed through the use of the inventions of the Licensed Patents, Licensed Materials or Derivative Materials, and any compositions, products or other materials in which the Licensed Materials or Derivative Materials were used in any way in their discovery or testing.

H.            “Development Report” shall mean the written report provided under Section 3 describing each Development to be patented or commercialized by Licensee.

I.             “Diagnostic Products” shall refer to and mean products or services that (i) are used in the diagnosis, prognosis, screening or detection of disease in humans, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents, or that would otherwise constitute infringement of any claims of the Licensed Patents.

J.             “Internal Research” shall refer to and mean research conducted internally by Licensee at Licensee’s facilities.

K.            “Licensed Field” shall be limited to the field of Research Products, sold solely for an end user’s internal research purposes, and Related Products.

L.            “Licensed Materials” means primate (including human) embryonic stem cells covered by the Licensed Patents and which meet the following conditions:

(i)            For embryonic stem cells created prior to April 26, 2005, the embryonic stem cell must be either: (1) listed on the NIH Human Embryonic Stem Cell Registry at http://escr.nih.gov; or (2) derived from excess embryos created for the purpose of in vitro fertilization with appropriate consent of the donor couple and not for the purpose of creating embryonic stem cells; or (3) derived from embryos created specifically for research purposes either by in vitro fertilization or by somatic cell nuclear transfer, for which the following additional conditions apply:  (a) the embryo may not have been maintained in vitro for more than 14 days; (b) the gamete donor(s) and somatic cell donor (if any) made the donation without payment beyond reimbursement for reasonable expenses associated with donation; (c) in the case of egg donation, the donor was fully informed of the risks to herself; (d) the gamete donor(s) and somatic cell donor (if any) were fully informed of the purposes to which their donated materials would be put; (e) the research could not be done equally well using surplus IVF embryos originally created for reproductive purposes; (f) the research protocol, including gamete collection, somatic cell collection, embryo management and stem cell derivation is approved by an appropriate Institutional Review Board; and (g) protections are in place to prevent misappropriation of embryos created specifically for research.

(ii)            For embryonic stem cells created from embryos created after April 26, 2005, the embryonic stem cells must be derived from embryos and under conditions in compliance with the “Guidelines for Human Embryonic Stem Cell Research” established by the National Research Council Institute of Medicine of the National Academies (the “NAS Guidelines”).

(iii)          For embryonic stem cells created after April 26, 2005 from embryos generated prior to April 26, 2005, and which do not meet the NAS Guidelines, the embryonic stem cells must meet one of the conditions set forth in paragraph (i) above and be created using protocols substantially in compliance with the requirements of the NAS Guidelines.

M.            “Licensed Patents” shall refer to and mean those patents and patent applications listed on Appendix B attached hereto, all foreign equivalents and any subsequent patent application owned by or licensed to WARF, but only to the extent it claims priority to and is an invention claimed in a patent application or patent listed on Appendix B.

N.            “Non-Commercial Research Purposes” shall mean the use for internal academic research purposes or other internal not-for-profit or scholarly purposes not involving the use of the technology: (1) to perform services for a fee; or (2) for the production or manufacture of products for sale to third parties; or (3) to conduct research wherein the sponsor receives a right, whether actual or contingent, to use the results of the research for purposes other than non-commercial research purposes.

O.            “Option Field” shall be limited to the field of Therapeutic Products excluding Therapeutic Products that use neural cells, cardiomyocytes, or pancreatic islet cells, or their precursors, developed from and/or incorporating the Licensed Materials or derivatives of the Licensed Materials.

P.            “Option Territory” shall be worldwide.

Q.            “Products” shall refer to and mean any Research Products and Related Products.

R.            “Related Products” shall refer to and mean products that are discovered or developed by Licensee through its internal research, using the Licensed Patents, Licensed Materials, Derivative Materials and/or Wisconsin Materials.  Related Products specifically excludes Research Products, Diagnostic Products, Therapeutic Products, Wisconsin Materials and Licensed Materials.

S.            “Research Products” shall refer to and mean products or services that are (i) used as research tools, including in drug discovery and development, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents, or that would otherwise constitute infringement of any claims of the Licensed Patents.  For clarity, Research Products may consist of or incorporate Licensed Materials and/or Wisconsin Materials.

T.            “Net Selling Price” shall mean the invoice price to the end user of Products (regardless of uncollectible accounts) less any shipping costs, allowances because of returned Products, or sales taxes.  The “Net Selling Price” for a Product that is transferred to a third party for promotional purposes without charge or at a discount shall be the average invoice price to the end user of that type of Product during the applicable calendar quarter.  Non-monetary consideration may not be accepted by Licensee for any Product without the prior written consent of WARF, such consent not to be unreasonably withheld if the parties agree on the value of such consideration.

U.            “Therapeutic Products” shall refer to and mean products or services that (i) are used in the treatment of disease in humans, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents, or that would otherwise constitute infringement of any claims of the Licensed Patents.

APPENDIX B

LICENSED PATENTS

REFERENCE NUMBER	COUNTRY	PATENT NUMBER	ISSUE DATE	APPLICATION SERIAL NUMBER

PRIMATE EMBRYONIC STEM CELLS (THOMSON James A)

P02115US	UNITED STATES	7029913	4/18/06	09/982637
P05205US	UNITED STATES			11/033335
P05206US	UNITED STATES			11/036245
P06228EP	EUROPE			05024871.5
P96014US	UNITED STATES	5843780	12/1/98	08/591246
P98222US	UNITED STATES	6200806	3/13/01	09/106390

SERUM FREE CULTIVATION OF PRIMATE EMBRYONIC STEM CELLS (THOMSON James A, AMIT Michal)

P03122US	UNITED STATES	7217569	5/15/07	10/430497
P06075US	UNITED STATES			11/257704
P07322AU	AUSTRALIA			2007200575
P99275US	UNITED STATES	7005252	2/28/06	09/522030
P99275AU	AUSTRALIA	2001241973	2/22/07	2001241973
P99275BR	BRAZIL			PI0108507-7
P99275CA	CANADA			2402299
P99275CN	CHINA			01806235.0
P99275EP	EUROPE			01913296.8

P99275HK	HONG KONG			03106031.5
P99275IL	ISRAEL			151270
P99275IN	INDIA	198604	3/10/06	2002/01134
P99275IS	ICELAND			6515/2002
P99275JP	JAPAN			2001-565854
P99275KR	KOREA			2002-7011681
P99275MX	MEXICO			2002/008698
P99275NO	NORWAY			20024200
P99275NZ	NEW ZEALAND	520701	7/4/04	520701
P99275SG	SINGAPORE	9095	7/29/05	200204677-9
P99275WO	W.I.P.O.

ENDOTHELIAL CELLS DERIVED FROM PRIMATE EMBRYONIC STEM CELLS (KAUFMAN Dan S, LEWIS Rachel, AUERBACH Robert)

P02004US	UNITED STATES	7176023	2/13/07	10/287334
P02004AU	AUSTRALIA			2002356896
P02004CA	CANADA			2465173
P02004CN	CHINA			02821970.8
P02004EP	EUROPE			02802833.0
P02004HK	HONG KONG			04106593.4
P02004IL	ISRAEL			161461
P02004IN	INDIA			KOLNP/2004
P02004IS	ICELAND			7242/2004
P02004JP	JAPAN			2003-542566
P02004KR	KOREA			2004-7006549
P02004LU	LUXEMBOURG
P02004MX	MEXICO			2004/004067

P02004NZ	NEW ZEALAND			532170
P02004SE	SWEDEN	529427	8/7/07	0401132-6
P02004SG	SINGAPORE	104580	6/30/06	200402813-0
P02004WO	W.I.P.O.

HEMATOPOIETIC DIFFERENTIATION OF HUMAN EMBRYONIC STEM CELLS (KAUFMAN Dan S, THOMSON James A)

P00032US	UNITED STATES	6280718	8/28/01	09/435578
P00032AU	AUSTRALIA	784928	11/9/06	784928
P00032BR	BRAZIL			PI0015374.5
P00032CA	CANADA	2390281	10/25/05	2390281
P00032CN	CHINA	00815326.4	11/23/05	00815326.4
P00032EP	EUROPE			00957842.8
P00032IL	ISRAEL			149387
P00032IN	INDIA			2002/00548
P00032IS	ICELAND			2002/00548
P00032JP	JAPAN			2001-537473
P00032KR	KOREA			2002-7005890
P00032LU	LUXEMBOURG	90918	7/9/02	90918
P00032MX	MEXICO			2002/004551
P00032NO	NORWAY			20022180
P00032NZ	NEW ZEALAND	518683	5/10/04	518683
P00032SE	SWEDEN	526490	9/27/05	0201328-2
P00032SG	SINGAPORE	89161[WO 01/34]	1/31/05	200203064-1
P00032WO	W.I.P.O.
P02058US	UNITED STATES	6613568	9/2/03	09/940175

P07426KR	KOREA	2007-7008013

METHOD OF FORMING MESENCHYMAL STEM CELLS FROM EMBRYONIC STEM CELLS (PIKE J Wesley, SHEVDE Nirupama K)

P04247US	UNITED STATES	11/123794
P04247AU	AUSTRALIA	2005243158
P04247CA	CANADA	2563872
P04247EP	EUROPE	05748314.1
P04247GB	GREAT BRITAIN	0621960.4
P04247IL	ISRAEL	178662
P04247JP	JAPAN	2007-511701
P04247KR	KOREA	2006-7924376
P04247SG	SINGAPORE
P04247W0	W.I.P.O.

METHOD OF FORMING MESENCHYMAL STEM CELLS FROM EMBRYONIC STEM CELLS (TIKE J Wesley, SHEVDE Nirupama K)

P03410US	UNITED STATES	7220584	5/22/07	10/632399

METHOD OF MAKING EMBRYOID BODIES FROM PRIMATE EMBRYONIC STEM CELLS (THOMSON James A, MARSHALL Vivienne S, SWIERGIEL Jennifer J)

P07100AU	AUSTRALIA			2006203588
P99276US	UNITED STATES	6602711	8/5/03	09/5100444
P99276AU	AUSTRALIA			2001238491
P99276BR	BRAZIL			PI0108436.4
P99276CA	CANADA	2400158	4/4/06	2400158

P99276CN	CHINA			61805291.6
P99276EP	EUROPE			01910936.2
P99276HK	HONG KONG			03105106.3
P99276IL	ISRAEL			151270
P99276IN	INDIA			2002/01133
P99276IS	ICELAND			6514/2002
P99276JP	JAPAN			2001-562673
P99276KR	KOREA			2002-7010830
P99276MX	MEXICO			2002/008054
P99276NO	NORWAY			20023949
P99276NZ	NEW ZEALAND	520700	8/12/04	520700
P99276SG	SINGAPORE	90904	11/30/04	200204676-1

METHODS OF MAKING DIFFERENTIATED CELLS FROM PRIMATE EMBRYONIC STEM CELLS (THOMSON James A)

P02348US	UNITED STATES	10/430496

DIFFERENTIATION OF STEM CELLS TO ENDODERM AND PANCREATIC LINEAGE ODORICO Jon, KAHAN Brenda W, TREFF Nathan R)

P04361US	UNITED STATES	11/094902
P04361WO	W.I.P.O.
P06310US	UNITED STATES	11/799659
P06310WO	W.I.P.O

CRYOPRESERVATION OF PLURIPOTENT STEM CELLS (PALECEK Sean P, DEPABLO Juan J, JI Lin , THOMSON James A)

P03369US	UNITED STATES	10/993468

CULTIVATION OF PRIMATE EMBRYONIC STEM CELLS (THOMSON James A, LEVENSTEIN Mark E)

W05007US	UNITED STATES	11/078737
W05007AU	AUSTRALIA	2005282510
W05007CA	CANADA
W05007CN	CHINA
W05007EP	EUROPE	05801117.2
W05007GB	GREAT BRITAIN	0707395.0
W05007IL	ISRAEL	182143
W05007JP	JAPAN	2007-534698
W05007KR	KOREA	2007-7009550
W05007SG	SINGAPORE	2007702311-2
W05007WO	W.I.P.O.

DEFINED SURFACES OF SELF-ASSEMBLED MONOLAYERS AND STEM CELLS (KIESSLING Laura L, THOMSON James A, DERDA Ratmir, ORNER Brendan P)

P05364US	UNITED STATES	11/504573

FEEDER INDEPENDENT EXTENDED CULTURE OF EMBRYONIC STEM CELLS (THOMSON James A, XU Ren-He)

W04001US	UNITED STATES	11/134564
W04001AU	AUSTRALIA	2005245965
W04001CA	CANADA	2566177

W04001CN	CHINA	580016446.2
W04001EP	EUROPE	05754462.9
W04001GB	GREAT BRITAIN	0623883.6
W04001IL	ISRAEL	179022
W04001IN	INDIA	KOLNP/2006
W04001IS	ICELAND	8570/2006
W04001JP	JAPAN	2007-527574
W04001KR	KOREA	2006-7026488
W04001NZ	NEW ZEALAND	5511176
W04001SE	SWEDEN
W04001SG	SINGAPORE	200608063-4
W04001WO	W.I.P.O.

METHOD OF REDUCING CELL DIFFERENTIATION (PALECEK Sean P, DEPABLO Juan J, JI Lin)

P03370US	UNITED STATES	10/717677

PHYSIOCHEMICAL CULTURE CONDITIONS FOR EMBRYONIC STEM CELLS (THOMSON James A, LUDWIG Tenneille E)

P03274US	UNITED STATES	10/811423

DIRECTED GENETIC MODIFICATIONS OF HUMAN STEM CELLS (ZWAKA Thomas P, THOMSON James A)

P02339US	UNITED STATES	10/744122
P02339AU	AUSTRALIA	2004211654
P02339CA	CANADA	2515108

P02339EP	EUROPE			04709064.2
P02339GB	GREAT BRITAIN	2414480	6/27/07	0517919.7
P02339IL	ISRAEL
P02339KR	KOREA			2005-7014427
P02339SG	SINGAPORE			2005504747-7
P02339WO	W.I.P.0
P07134GB	GREAT BRITAIN

DIRECTED GENETIC MODIFICATIONS OF HUMAN STEM  CELLS (ZWAKA Thomas P, THOMSON James A

P02339US	UNITED STATES			10/744122
P02339AU	AUSTRALIA			2004211654
P02339CA	CANADA			2515108
P02339EP	EUROPE			04709064.2
P02339GB	GREAT BRITAIN	2414480	6/27/07	0517919.7
P02339IL	ISRAEL
P02339KR	KOREA			2005-7014427
P02339SG	SINGAPORE			2005504747-7
P02339WO	W.I.P.0
P07134GB	GREAT BRITAIN

METHOD FOR GENERATING PRIMATE TROPHOBLASTS (XU Ren-He, THOMSON James Ae)

W03002US	UNITED STATES	7148062	12/12/06	10/389484
W03002AU	AUSTRALIA			2003225835
W03002CA	CANADA			2478987
W03002CN	CHINA			03805960.6

W03002EP	EUROPE			03744695.2
W03002HK	HONG KONG			05100288.6
W03002IL	ISRAEL			163948
W03002IN	INDIA			KOLNP/2004
W03002IS	ICELAND			7446/2004
W03002JP	JAPAN			2003-576593
W03002KR	KOREA			2004-7014409
W03002LU	LUXEMBOURG
W03002MX	MEXICO			2004-008824
W03002NZ	NEW ZEALAND			535243
W03002SE	SWEDEN
W03002SG	SINGAPORE	109048	1/31/07	200406131-3
W03002WO	W.I.P.O
W07001US	UNITED STATES			11/582773

METHOD OF IDENTIFYING GENES CONTROLLING DIFFERENTIATION (THOMSON James A)

P00092US	UNITED STATES	10/389120

METHOD OF FORMING DENDRITIC CELLS FROM EMBRYONIC STEM CELLS (SLUKVIN Igor I, THOMSON James A, VODYANYK Maksym A, GUMENYUK Maryna E)

P04434US	UNITED STATES	11/443608
P04434WO	W.I.P.O.

METHOD OF IN VITRO DIFFERENTIATION OF TRANSPLANTABLE NEURAL PRECURSOR CELLS FROM PRIMATE EMBRYONIC STEM CELLS (ZHANG Su-Chun, THOMSON James A, DUNCAN Ian E)

P01258US	UNITED STATES	6887706	5/3/05	09/970382

METHOD OF IN VITRO DIFFERENTIATION OF NEURAL STEMCELLS, MOTOR NEURONS AND DOPAMINE NEURONS FROM PRIMATE EMBRYONIC STEM CELLS (ZHANG Su-Chun, THOMSON James A, DUNCAN Ian D, LI Xue-jun)

P04277US	UNITED STATES	10/928805
P04277WO	W.I.P.O.
P07050US	UNITED STATES	11/594455
P07445US	UNITED STATES	11/932582

DIFFERENTIATION OF PLURIPOTENT EMBRYONIC STEMCELLS (ZWAKA Thomas P, THOMSON James A)

P01258US	UNITED STATES	11/395657

APPENDIX C

WARF ROYALTY REPORT

Licensee:				Agreement No:
Inventor:				WARF Ref. #:	P
Period Covered:	From:	/	/	Through:	/	/
Prepared By:				Date:
Approved By:				Date:
If license covers several major Service lines, please prepare a separate report for each line, and combine all Service lines into a summary report.

Report Type:	❑ Single Service Line Report:
❑ Multiproduct Summary Report: Page 1 of ______ Pages
	❑ Service Line Detail. Line:	Tradename:	Page:
Report Currency:	❑ U. S. Dollars ❑ Other

	Gross	* Less:	Net	Royalty	Period Royalty Amount
Country	Sales	Allowances	Sales	Rate	This Year	Last Year
U.S.A.
Canada
Europe:

Japan
Other:

TOTAL:

Total Royalty: _______________  Conversion Rate: _______________Royalty in U.S. Dollars:   $

The following royalty forecast is non-binding and for WARF’s internal planning purposes only:

Royalty Forecast Under This Agreement:  Next Quarter:__________   Q2:__________   Q3:__________   Q4:__________

* On a separate page, please indicate the reasons for returns or other adjustments if significant.
Also note any unusual occurrences that affected royalty amounts during this period.
To assist WARF’s forecasting, please comment on any significant expected trends in sales volume.

APPENDIX D

DEVELOPMENT REPORT

A.	Date development plan initiated and time period covered by this report.

B.            Development Report (4-8 paragraphs).

1.     Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

2.     Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C.	Future Development Activities (4-8 paragraphs).

1.     Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

2.     Estimated total development time remaining before a Service will be commercialized.

D.	Changes to initial development plan (2-4 paragraphs).

1.     Reasons for change.

2.     Variables that may cause additional changes.

E.	Items to be provided if applicable:

1.     Information relating to Service that has become publicly available, e.g., published articles, competing Services, patents, etc.

2.     Development work being performed by third parties other than Licensee to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

3.     Update of competitive information trends in industry, government compliance (if applicable) and market plan.

PLEASE SEND DEVELOPMENT REPORTS TO:

WARF Research Institute, Inc.
Attn.:  Contract Coordinator
614 Walnut Street
P.O. Box 7365
Madison, WI  53707-7365

APPENDIX E

DEVELOPMENT PLAN

(To be provided by Licensee prior to execution)

BioTime, Inc. will be developing products using WARF technology for the research products market (i.e. products such as cell lines, materials such as cell culture media, monoclonal antibodies, and online databases that provide researchers information on molecular markers of embryonic progenitor cells that are derived from hES cells. BioTime’s initial development plan is summarized below:

I.              Product Categories

A.    Launch of an online database named “Embryome.com” that displays murine and human cellular ontology and molecular markers associated with said cell types and facilitates the marketing of hES cell-derived products such as cell lines, media, antibodies, and growth and differentiation factors.

Estimated
	Start Date	Finish Date

1. Launch Phase I of Embryome.com (murine)		January 2008

2. Launch Phase II of Embryome.com (human)		June 2008

B.    Launch growth and differentiation factors that are free of pathogens and are useful in the propagation and differentiation of hES cells and hES-derived cells.

Estimated
	Start Date	Finish Date

1. Launch EScalate TM factors	March 2008 -	December 2009

C.    Launch ESpyTMcell lines (murine and human embryonic progenitors with fluorescent or luminescent markers) useful in basic research, drug discovery, and toxicology.

Estimated
	Start Date	Finish Date

1. Launch murine ESpyTM cell lines	August 2008 -	March 2009

2. Launch human ESpyTM cell lines	October 2008 -	June 2009

D.    Launch monoclonal antibodies useful in the identification and purification of hES-derived embryonic progenitor cell types.

Estimated
	Start Date	Finish Date

1. Launch monoclonal antibodies	April 2009 -	December 2010

II.            Governmental Approval

A.            No known governmental approval required.

III.            The proposed marketing approach will be to market the products through an online database designated “Embryome.com”.

IV.            Competitors include such companies as Invitrogen, Chemicon, and Millipore.

WARF Agreement No. 08-0155

WISCONSIN MATERIALS ADDENDUM

This Addendum is made effective the 10th day of December, 2007, by and between Wisconsin Alumni Research Foundation (hereinafter called “WARF”), a nonprofit Wisconsin corporation, and BioTime, Inc.. (hereinafter called “Licensee”), a corporation organized and existing under the laws of Wisconsin.

WHEREAS, WARF and Licensee have entered into License Agreement No. 08-0155, effective December 10, 2007 (the “Patent Rights Agreement”), granting Licensee the right under certain Licensed Patents to make, use and receive Licensed Materials for use in Internal Research;

WHEREAS, WARF also holds certain rights in human embryonic stem cell lines developed by James A. Thomson of the University of Wisconsin – Madison, working either alone or with other researchers at the University (the “Wisconsin Materials” as defined below); and

WHEREAS, Licensee desires to obtain from WARF the Wisconsin Materials to maintain and use in accordance with the Patent Rights Agreement and the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties further agree as follows:

1.            Except as otherwise provided in this Addendum, all terms and conditions previously set forth in the Patent Rights Agreement shall remain in effect as set forth therein. In the event that this Addendum and the Patent Rights Agreement are inconsistent with respect to any terms and conditions pertaining to the Wisconsin Materials, the terms and provisions of this Addendum shall supersede the terms and provisions of the Patent Rights Agreement.

2.            “Wisconsin Materials” shall mean any and all embryonic stem cells and cell lines provided to Licensee by WARF or a third party authorized by WARF, including any progeny, unmodified derivatives, genetically modified embryonic stem cells or clones of those cells or cell lines.  Within thirty (30) days of the Effective Date of the Patent Rights Agreement, WARF shall provide Licensee, without additional charge, two aliquots each of the following embryonic stem cell lines:  H1, H9, H7, H13b and H14.

3.            As used in the Patent Rights Agreement, “Licensed Materials” shall further include the Wisconsin Materials; provided, however, that Licensee shall not have the right to:

(a)	intermix the Wisconsin Materials with an intact embryo, either human or nonhuman;
(b)	implant the Wisconsin Materials or any products of the Wisconsin Materials in a uterus, including Derivative Materials derived from the Wisconsin Materials;
(c)	attempting to make whole embryos by any method using the Wisconsin Materials.
(d)	use the Wisconsin Materials for therapeutic purposes.

4.            Licensee agrees that on or before June 30th of each year in which this Addendum is in effect, License will submit to WARF a signed Annual Certification Statement as set forth on Exhibit A confirming compliance with the above restrictions. Licensee agrees that it will comply with all applicable laws, regulations and government orders with respect to any use of the Wisconsin Materials, and shall, as appropriate, seek and comply with the decisions and recommendations of any applicable Institutional Review Board or similar body.

5.            Wisconsin Materials are the property of WARF and are being made available to Licensee as a service by WARF. Ownership of all Wisconsin Materials, including any progeny or modified versions thereof, shall remain with WARF, regardless of whether such Wisconsin Materials are received from WARF or an authorized third party. Any Wisconsin Materials provided hereunder will be returned to WARF or destroyed upon a material breach of any terms of this Addendum or the Patent Rights Agreement.

6.             Licensee agrees to communicate to WARF all publications and/or research results made public by Licensee based on research using the Wisconsin Materials. In addition, any reports, publications, or other disclosure of results obtained with the Wisconsin Materials will acknowledge WARF as the original source of the Wisconsin Materials and, in the event that the Wisconsin Materials were received from an authorized third party, the conditions in which such Wisconsin Materials were maintained prior to their transfer.

7.             Licensee may not assign or transfer this Addendum, nor any of the rights granted herein, except pursuant to a Change of Control Event, without the prior written consent of WARF, such consent not to be unreasonably withheld. This Addendum shall be governed by and construed in all respects in accordance with the laws of the State of Wisconsin.

The persons signing on behalf of WARF and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

   WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	Date:	,
Craig J. Christianson, Director of Licensing

  BIOTIME, INCORPORATED

By:	s/Michael West	Date: December 17, 2007
(insert name) Michael West

WARF Ref.:  Thomson P96014US

EXHIBIT A

ANNUAL CERTIFICATION

BIOTIME, INC. (“Licensee”) hereby warrants that it is in compliance with all aspects of Agreement Nos. 08-0155and 08-0155A between the Wisconsin Alumni Research Foundation (“WARF”) and Licensee, including but not limited to the restrictions on the use, sale or transfer of the Licensed Materials, including the Wisconsin Materials.  Licensee further warrants and certifies that it is not engaged in, and has not been engaged in, any of the following:

(a)	mixing of Wisconsin Materials with an intact embryo, either human or non-human;
(b)	implanting Wisconsin Materials or products of the Wisconsin Materials in a uterus; or
(c)	attempting to make whole embryos with Wisconsin Materials by any method.

The individual signing for the Licensee, hereby warrants that he or she is a representative legally authorized to sign on behalf of that entity.

  BIOTIME, INCORPORATED

By:	Date:	,